UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

RAFAELLA APPAREL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138342	20-2745750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway

New York, New York 10018

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 403-0300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1.      Reference is made to the Factoring Agreement entered into between Rafaella Apparel Group, Inc. (the “Company”) and GMAC Commercial Finance LLC (“GMAC”), dated June 20, 2005, as the same may have been amended and supplemented from time to time (the “Original Factoring Agreement”).  On December 16, 2008 (the “Effective Date”), the Company entered into an amended and restated factoring agreement (the “GMAC Agreement”) with GMAC.  Pursuant to the GMAC Agreement, all receivables of the Company then held by GMAC, under the Original Factoring Agreement, were sold back to the Company effective as of the Effective Date.  The sale of certain receivables for accounts created on or after the Effective Date will be settled after invoice payment is received by GMAC, with certain exceptions.  To ensure the full and prompt payment and performance of all liabilities and obligations of the Company to GMAC under the GMAC Agreement, the Company provided GMAC with a security interest in all of the receivables assigned to GMAC pursuant to the GMAC Agreement.

GMAC will pay to the Company the gross amount of receivables, subject to adjustment for sales discounts, sales returns, markdown allowances, miscellaneous charges and disputes, less GMAC’s commission.  For its services, the Company will pay GMAC 0.3% of the gross amount of the invoice for certain specified accounts and 0.4% of the gross amount of the invoice for all other accounts.  GMAC has the credit and collection risk on certain accounts, and except with respect to certain non-approved receivables or invoices.  On December 19, 2008, the Company delivered to GMAC a notice of termination of the GMAC Agreement pursuant to the term thereof and the parties shall continue to operate thereunder for 60 days after the notice of termination.

2.      On December 19, 2008, each of the Company and Verrazano, Inc. (“Verrazano”), respectively, entered into a factoring agreement (each a “Wells Fargo Agreement” and together the “Wells Fargo Agreements”) with Wells Fargo Trade Capital, LLC (“Wells Fargo”), pursuant to which each of the Company and Verrazano will sell certain of their receivables to Wells Fargo.  The Wells Fargo Agreements will be effective as of the date of signing.  To ensure the full and prompt payment and performance of all liabilities and obligations of the Company and Verrazano to Wells Fargo under the Wells Fargo Agreements, each of the Company and Verrazano provided Wells Fargo with a security interest in, a general lien upon and/or a right of setoff of all of the receivables and general intangibles relating to the respective Wells Fargo Agreement.

Wells Fargo will pay to each of Company and Verrazano the gross amount of receivables, subject to adjustment for sales discounts, sales returns, markdown allowances, miscellaneous charges and disputes, less Wells Fargo’s commission.  For its services, each of the Company and Verrazano will pay Wells Fargo 0.3% of the gross amount of receivables less discounts and an additional 1-2% of the gross invoice amount of any receivables less discounts due from a customer who is a debtor-in-possession.  The minimum yearly commission paid by the Company and Verrazano to Wells Fargo is $250,000.  Wells Fargo has the credit and collection risk on certain accounts, and except with respect to certain non-approved receivables or invoices.

The foregoing summary of the GMAC Agreement and the Wells Fargo Agreements do not purport to be complete and are qualified in their entirety by the GMAC Agreement and the Wells Fargo Agreements, which are attached hereto as Exhibits 10.29, 10.30 and 10.31 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.29	Amended and Restated Collection Services Factoring Agreement, dated as of December 16, 2008, between Rafaella Apparel Group, Inc. and GMAC Commercial Finance LLC.

10.30	Factoring Agreement (Collection), dated December 19, 2008, between Rafaella Apparel Group, Inc. and Wells Fargo Trade Capital, LLC.

10.31	Factoring Agreement (Collection), dated December 19, 2008, between Verrazano, Inc. and Wells Fargo Trade Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rafaella Apparel Group, Inc.

Date: December 19, 2008	By:	/s/ Chad J. Spooner
Chad J. Spooner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.29	Amended and Restated Collection Services Factoring Agreement, dated as of December 16, 2008, between Rafaella Apparel Group, Inc. and GMAC Commercial Finance LLC.

10.30	Factoring Agreement (Collection), dated December 19, 2008, between Rafaella Apparel Group, Inc. and Wells Fargo Trade Capital, LLC.

10.31	Factoring Agreement (Collection), dated December 19, 2008, between Verrazano, Inc. and Wells Fargo Trade Capital, LLC.